Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 31st day of January 2022, by and between LGACo 1 LLC, LGA HoldCo LLC, Lazard Group LLC and Lazard Ltd.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A ordinary shares of Lazard Growth Acquisition Corp. I, par value $0.0001 per share, is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: January 31, 2022

LGACo 1 LLC

By:	/s/ Evan L. Russo
	Name:	Evan L. Russo
	Title:	Authorized Signatory

LGA HoldCo LLC

By:	/s/ Evan L. Russo
	Name:	Evan L. Russo
	Title:	Authorized Signatory

Lazard Group LLC

By:	/s/ Evan L. Russo
	Name:	Evan L. Russo
	Title:	Authorized Signatory

Lazard Ltd

By:	/s/ Evan L. Russo
	Name:	Evan L. Russo
	Title:	Authorized Signatory